EXHIBIT 1.01

Conflict Minerals Report of Helen of Troy Limited

In accord with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report of Helen of Troy Limited (“Helen of Troy”, the “Company”) for calendar year 2015 (excepting conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”).

1.                                      Introduction

Helen of Troy is a global designer, developer, importer, and distributor of an expanding portfolio of brand-name consumer products.  Helen of Troy was incorporated as Helen of Troy Corporation in Texas in 1968 and reincorporated as Helen of Troy Limited in Bermuda in 1994.  Helen of Troy has four segments: Beauty, Housewares, Health & Home and Nutritional Supplements.  The Beauty segment’s products include electric hair care, beauty care and wellness appliances; grooming tools and accessories; and liquid-, solid- and powder-based personal care and grooming products. The Housewares segment provides a broad range of innovative consumer products for the home. Product offerings include food preparation tools and appliances, gadgets, storage containers, cleaning, organization, baby and toddler care products. The Health & Home segment focuses on healthcare devices such as thermometers, humidifiers, blood pressure monitors, and heating pads; water filtration systems; and small home appliances such as portable heaters, fans, air purifiers, and insect control devices. The Nutritional Supplements segment is a leading provider of premium branded vitamins, minerals and supplements, as well as other health products sold directly to consumers. The Beauty, Housewares and Health & Home segments sell their products primarily through mass merchandisers, drugstore chains, warehouse clubs, catalogs, grocery stores, and specialty stores.  In addition, the Beauty segment sells extensively through beauty supply retailers and wholesalers, and the Health & Home segment sells certain of its product lines through medical distributors and other products through home improvement stores.  The Nutritional Supplements segment sells directly to consumers.  Helen of Troy purchases its products from unaffiliated manufacturers, most of which are located in China, Mexico and the United States.

Helen of Troy contracts to have products manufactured that may contain gold, tantalum, tin and tungsten (“3TG”).  As these materials may be necessary to Helen of Troy’s products, the Company has embarked on a process to trace the origin of these metals to determine whether its sourcing practices support conflict or human rights abuses in the Democratic Republic of Congo (“DRC”) and the surrounding area (the “Covered Countries”). The intent of this Conflict Minerals Report (“CMR”) is to describe this due diligence process.

2.                                      Product Description

Helen of Troy contracts to have products manufactured that may contain 3TG, such as houseware, health & home, and beauty consumer products.  Helen of Troy purchases finished product and is therefore several tiers removed from the mining operations.  The Company does not purchase any materials directly from smelters or refiners so Helen of Troy must rely on its suppliers to provide reliable and accurate information about 3TG.

Helen of Troy’s suppliers were requested to use the Conflict Minerals Reporting Template (“CMRT”) to identify gold, tantalum, tin and tungsten smelters or refiners (“SORs”) and associated countries of origin.  Verified SORs were matched against available lists of processors that have been certified by internationally-recognized industry validation schemes, such as the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict-Free Smelter Program (“CFSP”), the London Bullion Market Association Good Delivery Program (“LBMA”), and the Responsible Jewelry Council Chain-of-Custody Certification (“RJC”).  Conflict free certification information is current as of April 9, 2016.

3.                                            Reasonable Country of Origin Inquiry Description

Helen of Troy obtained the aforementioned product information by implementing a Reasonable Country of Origin Inquiry (“RCOI”).  Helen of Troy assembled an internal team comprised of representatives from Helen of Troy’s finance, legal and supply chain departments.  Helen of Troy engaged Source Intelligence (“SI”), a third party information management service provider, to gather information from suppliers and establish a system of controls and transparency over its supply chain. This is the third consecutive year the Company worked with SI. Helen of Troy’s Tier 1 suppliers were engaged by SI to collect information regarding the presence and sourcing of 3TG used in the products supplied to them.  Information was collected and stored using an online platform provided by SI.

Supplier Engagement

Helen of Troy and SI worked together to create a web based training presentation before the 2015 campaign was launched.  Helen of Troy invited suppliers to attend the live presentation and they were given access to view the recorded version on demand.  The training presentation was done in both English and Mandarin and was accessible throughout the entire campaign.  As in previous years, the RCOI began with an introduction email from Helen of Troy to suppliers describing its conflict minerals reporting requirements. Following that introduction email, a subsequent email was sent to suppliers containing a registration and survey request link to the online data collection platform.  In an effort to increase awareness of the Company’s conflict minerals reporting requirements, supporting regulation, and frequently asked questions (FAQs) concerning 3TG mineral tracing, Helen of Troy’s suppliers were given access to an online Supplier Resource Center.  The Supplier Resource Center provided educational information to facilitate a deeper understanding of conflict minerals and to inform suppliers as to why information was being requested.

Subsequent engagement followed these steps:

•                  Following the initial introductions to the program and information request, up to four reminder emails were sent to each non-responsive supplier requesting survey completion.

•                  Suppliers who remained non-responsive to these email reminders were contacted by telephone and offered assistance. This assistance included, but was not limited to, further information about the conflict minerals reporting requirements, an explanation of why the information was being collected, a review of how the information would be used, and clarification regarding how the information could be provided.

Information Requested

Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG SORs and associated mine countries of origin. Suppliers who had already performed a RCOI through the use of the CMRT were asked to upload this document into the online data collection platform or to provide this information in the online survey version. Suppliers were given nine language options to choose from when submitting the CMRT.

Suppliers had the ability to share information at a level with which they are most comfortable, i.e. company, product or user-defined, but the declaration scope had to be specified. Supplier responses were evaluated for plausibility, consistency, and gaps. Additional supplier contacts were conducted as needed.  At all times during the above steps, Helen of Troy’s internal team was able to monitor progress 24 hours per day, 7 days per week via access to the Helen of Troy online data collection platform provided by SI.

4.                                            RCOI Results

Helen of Troy’s RCOI process revealed the following:

•                  A total of 171 Tier 1 suppliers were identified by Helen of Troy as potentially in-scope for conflict mineral reporting purposes and all were contacted as part of the RCOI process.  The survey response rate among these suppliers was 88% (150 responding suppliers), an increase from the 2014 calendar year response rate of 84%.

•                  Of the 150 responding suppliers, 35% (53 suppliers) indicated conflict minerals were necessary to the functionality or production of the products they supply to Helen of Troy.

•                  The 53 suppliers using conflict minerals provided names of 270 verified SORs.

•                  Of the 270 verified SORs, 196  are currently certified, 24 are actively moving through the certification process, four have committed to obtain certification within two years and 46 have unknown status.  241 of the 270 verified SORs are not known to source from the DRC/Covered Countries.

•                  Twenty-nine of the 270 verified SORs indicated possible DRC/Covered Countries sourcing.  Twenty-eight of those smelters are certified conflict free. The remaining one smelter has confirmed verbally that they are conflict free; Helen of Troy has requested the smelter to participate in a Third Party Audit program.

The following table lists the verified SORs provided by Helen of Troy’s suppliers, along with the certification status of each SOR as of April 9, 2016.

	Metal	Smelter/Refiner	Certification Status
1	Tungsten	A.L.M.T. TUNGSTEN Corp.	CFSP
2	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CFSP
3	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CFSP
4	Tungsten	Dayu Weiliang Tungsten Co., Ltd.	TICMC - Progressing
5	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CFSP
6	Tungsten	Ganxian Shirui New Material Co., Ltd.	Unknown
7	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CFSP
8	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CFSP
9	Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	TICMC - Progressing, CFSP - Active
10	Tungsten	Global Tungsten & Powders Corp.	CFSP
11	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CFSP
12	Tungsten	H.C. Starck GmbH	CFSP
13	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	TICMC - Progressing, CFSP - Active
14	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CFSP
15	Tungsten	Hydrometallurg, JSC	CFSP
16	Tungsten	Japan New Metals Co., Ltd.	CFSP
17	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	TICMC - Progressing, CFSP - Active
18	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CFSP
19	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Unknown
20	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	TICMC - Active, CFSP - Active
21	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	TICMC - Active, CFSP - Active
22	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	TICMC - Active, CFSP - Active
23	Tungsten	Kennametal Fallon	TICMC - Active, CFSP - Active
24	Tungsten	Kennametal Huntsville	CFSP
25	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CFSP

	Metal	Smelter/Refiner	Certification Status
26	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CFSP
27	Tungsten	Pobedit, JSC	TICMC - Active
28	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CFSP
29	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CFSP
30	Tungsten	Wolfram Bergbau und Hütten AG	CFSP
31	Tungsten	Xiamen Tungsten Co., Ltd.	CFSP
32	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CFSP
33	Tin	Alpha	CFSP
34	Tin	An Vinh Joint Stock Mineral Processing Company	CFSP - Active
35	Tin	China Tin Group Co., Ltd.	CFSP
36	Tin	CNMC (Guangxi) PGMA Co. Ltd.	Unknown
37	Tin	Cooperativa Metalurgica de Rondônia Ltda.	CFSP
38	Tin	CV Ayi Jaya	CFSP
39	Tin	CV Gita Pesona	CFSP
40	Tin	CV Serumpun Sebalai	CFSP
41	Tin	CV United Smelting	CFSP
42	Tin	CV Venus Inti Perkasa	CFSP
43	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CFSP - Active
44	Tin	Elmet S.L.U. (Metallo Group)	CFSP
45	Tin	EM Vinto	CFSP
46	Tin	Estanho de Rondônia S.A.	Unknown
47	Tin	Feinhutte Halsbrucke GmbH	Unknown
48	Tin	Fenix Metals	CFSP
49	Tin	Gejiu Kai Meng Industry and Trade LLC	CFSP - Active
50	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CFSP
51	Tin	Gejiu Zi-Li	Unknown
52	Tin	Huichang Jinshunda Tin Co. Ltd	Unknown
53	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CFSP
54	Tin	Linwu Xianggui Smelter Co	Unknown
55	Tin	Magnu’s Minerais Metais e Ligas Ltda.	CFSP
56	Tin	Malaysia Smelting Corporation (MSC)	CFSP
57	Tin	Melt Metais e Ligas S/A	CFSP
58	Tin	Metahub Industries Sdn. Bhd.	Unknown
59	Tin	Metallic Resources, Inc.	CFSP
60	Tin	Metallo-Chimique N.V.	CFSP
61	Tin	Minsur	CFSP
62	Tin	Nankang Nanshan Tin Co., Ltd.	Unknown
63	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CFSP - Active
64	Tin	Novosibirsk Integrated Tin Works	Unknown
65	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CFSP
66	Tin	O.M. Manufacturing Philippines, Inc.	CFSP
67	Tin	Operaciones Metalurgical S.A.	CFSP
68	Tin	Phoenix Metal Ltd	CFSP - Active

	Metal	Smelter/Refiner	Certification Status
69	Tin	PT Alam Lestari Kencana	Unknown
70	Tin	PT Aries Kencana Sejahtera	CFSP
71	Tin	PT Artha Cipta Langgeng	CFSP
72	Tin	PT ATD Makmur Mandiri Jaya	CFSP
73	Tin	PT Babel Inti Perkasa	CFSP
74	Tin	PT Bangka Kudai Tin	Unknown
75	Tin	PT Bangka Prima Tin	CFSP
76	Tin	PT Bangka Timah Utama Sejahtera	Unknown
77	Tin	PT Bangka Tin Industry	CFSP
78	Tin	PT Belitung Industri Sejahtera	CFSP
79	Tin	PT BilliTin Makmur Lestari	CFSP
80	Tin	PT Bukit Timah	CFSP
81	Tin	PT Cipta Persada Mulia	CFSP
82	Tin	PT DS Jaya Abadi	CFSP
83	Tin	PT Eunindo Usaha Mandiri	CFSP
84	Tin	PT Fang Di MulTindo	Unknown
85	Tin	PT Inti Stania Prima	CFSP
86	Tin	PT Justindo	CFSP
87	Tin	PT Karimun Mining	CFSP - Active
88	Tin	PT Mitra Stania Prima	CFSP
89	Tin	PT Panca Mega Persada	CFSP
90	Tin	PT Pelat Timah Nusantara Tbk	Unknown
91	Tin	PT Prima Timah Utama	CFSP
92	Tin	PT Refined Bangka Tin	CFSP
93	Tin	PT Sariwiguna Binasentosa	CFSP
94	Tin	PT Seirama Tin investment	Unknown
95	Tin	PT Stanindo Inti Perkasa	CFSP
96	Tin	PT Sumber Jaya Indah	CFSP
97	Tin	PT Timah (Persero) Tbk Kundur	CFSP
98	Tin	PT Timah (Persero) Tbk Mentok	CFSP
99	Tin	PT Tinindo Inter Nusa	CFSP
100	Tin	PT Tommy Utama	CFSP
101	Tin	PT WAHANA PERKIT JAYA	CFSP
102	Tin	Rui Da Hung	CFSP
103	Tin	Soft Metais Ltda.	CFSP
104	Tin	Thaisarco	CFSP
105	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CFSP - Active
106	Tin	VQB Mineral and Trading Group JSC	CFSP
107	Tin	White Solder Metalurgia e Mineração Ltda.	CFSP
108	Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CFSP - Active
109	Tin	Yunnan Tin Group (Holding) Company Limited	CFSP
110	Tantalum	Conghua Tantalum and Niobium Smeltry	CFSP
111	Tantalum	D Block Metals, LLC	CFSP
112	Tantalum	Duoluoshan	CFSP
113	Tantalum	Exotech Inc.	CFSP

	Metal	Smelter/Refiner	Certification Status
114	Tantalum	F&X Electro-Materials Ltd.	CFSP
115	Tantalum	FIR Metals & Resource Ltd.	CFSP
116	Tantalum	Global Advanced Metals Aizu	CFSP
117	Tantalum	Global Advanced Metals Boyertown	CFSP
118	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CFSP
119	Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Unknown
120	Tantalum	H.C. Starck Co., Ltd.	CFSP
121	Tantalum	H.C. Starck GmbH Goslar	CFSP
122	Tantalum	H.C. Starck GmbH Laufenburg	CFSP
123	Tantalum	H.C. Starck Hermsdorf GmbH	CFSP
124	Tantalum	H.C. Starck Inc.	CFSP
125	Tantalum	H.C. Starck Ltd.	CFSP
126	Tantalum	H.C. Starck Smelting GmbH & Co.KG	CFSP
127	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CFSP
128	Tantalum	Hi-Temp Specialty Metals, Inc.	CFSP
129	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd	CFSP
130	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CFSP
131	Tantalum	Jiujiang Tanbre Co., Ltd.	CFSP
132	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CFSP
133	Tantalum	KEMET Blue Metals	CFSP
134	Tantalum	Kemet Blue Powder	CFSP
135	Tantalum	King-Tan Tantalum Industry Ltd.	CFSP
136	Tantalum	LSM Brasil S.A.	CFSP
137	Tantalum	Metallurgical Products India Pvt., Ltd.	CFSP
138	Tantalum	Mineração Taboca S.A.	CFSP
139	Tantalum	Molycorp Silmet A.S.	CFSP
140	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CFSP
141	Tantalum	Plansee SE Liezen	CFSP
142	Tantalum	Plansee SE Reutte	CFSP
143	Tantalum	QuantumClean	CFSP
144	Tantalum	Resind Indústria e Comércio Ltda.	Unknown
145	Tantalum	RFH Tantalum Smeltry Co., Ltd.	CFSP
146	Tantalum	Solikamsk Magnesium Works OAO	CFSP
147	Tantalum	Taki Chemicals	CFSP
148	Tantalum	Telex Metals	CFSP
149	Tantalum	Tranzact, Inc.	CFSP
150	Tantalum	Ulba Metallurgical Plant JSC	CFSP
151	Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CFSP
152	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CFSP
153	Tantalum	Zhuzhou Cemented Carbide	CFSP
154	Gold	Advanced Chemical Company	CFSP - Active
155	Gold	Aida Chemical Industries Co., Ltd.	CFSP
156	Gold	Aktyubinsk Copper Company TOO	Unknown
157	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	LBMA, CFSP

	Metal	Smelter/Refiner	Certification Status
158	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	LBMA, CFSP - Active
159	Gold	AngloGold Ashanti Córrego do Sítio Mineração	LBMA, CFSP
160	Gold	Argor-Heraeus SA	LBMA, RJC, CFSP
161	Gold	Asahi Pretec Corporation	LBMA, CFSP
162	Gold	Asahi Refining Canada Limited	LBMA, CFSP
163	Gold	Asahi Refining USA Inc.	LBMA, CFSP
164	Gold	Asaka Riken Co., Ltd.	CFSP
165	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Unknown
166	Gold	Aurubis AG	LBMA, CFSP
167	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA, CFSP
168	Gold	Bauer Walser AG	Unknown
169	Gold	Boliden AB	LBMA, CFSP
170	Gold	C. Hafner GmbH + Co. KG	LBMA, CFSP
171	Gold	Caridad	Unknown
172	Gold	CCR Refinery - Glencore Canada Corporation	LBMA, CFSP
173	Gold	Cendres + Métaux SA	CFSP - Active
174	Gold	Chimet S.p.A.	LBMA, CFSP
175	Gold	Chugai Mining	Unknown
176	Gold	Daejin Indus Co., Ltd.	CFSP - Active
177	Gold	Daye Non-Ferrous Metals Mining Ltd.	Unknown
178	Gold	DODUCO GmbH	CFSP
179	Gold	Dowa	Unknown
180	Gold	DSC (Do Sung Corporation)	CFSP - Active
181	Gold	Eco-System Recycling Co., Ltd.	CFSP
182	Gold	Elemetal Refining, LLC	LBMA, CFSP
183	Gold	Faggi Enrico S.p.A.	CFSP - Active
184	Gold	Gansu Seemine Material Hi-Tech Co Ltd	Unknown
185	Gold	Geib Refining Corporation	CFSP - Active
186	Gold	Guangdong Jinding Gold Limited	Unknown
187	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Unknown
188	Gold	Heimerle + Meule GmbH	LBMA, CFSP
189	Gold	Heraeus Ltd. Hong Kong	LBMA, RJC, CFSP
190	Gold	Heraeus Precious Metals GmbH & Co. KG	LBMA, CFSP
191	Gold	Hunan Chenzhou Mining Co., Ltd.	Unknown
192	Gold	Hwasung CJ Co. Ltd	Unknown
193	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	LBMA
194	Gold	Ishifuku Metal Industry Co., Ltd.	LBMA, CFSP
195	Gold	Istanbul Gold Refinery	LBMA, CFSP
196	Gold	Japan Mint	LBMA, CFSP
197	Gold	Jiangxi Copper Company Limited	LBMA, CFSP
198	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	LBMA, CFSP
199	Gold	JSC Uralelectromed	LBMA, CFSP
200	Gold	JX Nippon Mining & Metals Co., Ltd.	LBMA, CFSP

	Metal	Smelter/Refiner	Certification Status
201	Gold	Kazzinc	LBMA, CFSP
202	Gold	Kennecott Utah Copper LLC	LBMA, RJC, CFSP
203	Gold	Kojima Chemicals Co., Ltd.	CFSP
204	Gold	Korea Metal Co. Ltd	Unknown
205	Gold	Kyrgyzaltyn JSC	LBMA
206	Gold	L’ azurde Company For Jewelry	Unknown
207	Gold	Lingbao Gold Company Ltd.	Unknown
208	Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Unknown
209	Gold	LS-NIKKO Copper Inc.	LBMA, CFSP
210	Gold	Luo yang Zijin Yinhui Metal Smelt Co Ltd	Unknown
211	Gold	Materion	CFSP
212	Gold	Matsuda Sangyo Co., Ltd.	LBMA, CFSP
213	Gold	Metalor Technologies (Hong Kong) Ltd.	LBMA, CFSP
214	Gold	Metalor Technologies (Singapore) Pte., Ltd.	LBMA, CFSP
215	Gold	Metalor Technologies (Suzhou) Co Ltd	CFSP - Active
216	Gold	Metalor Technologies SA	LBMA, CFSP
217	Gold	Metalor USA Refining Corporation	LBMA, RJC, CFSP
218	Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	LBMA, CFSP
219	Gold	Mitsubishi Materials Corporation	LBMA, CFSP
220	Gold	Mitsui Mining & Smelting	LBMA, CFSP
221	Gold	MMTC-PAMP India Pvt., Ltd.	LBMA, CFSP
222	Gold	Morris and Watson	Unknown
223	Gold	Moscow Special Alloys Processing Plant	LBMA, CFSP
224	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	LBMA, CFSP
225	Gold	Navoi Mining and Metallurgical Combinat	LBMA, CFSP - Active
226	Gold	Nihon Material Co., Ltd.	LBMA, CFSP
227	Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CFSP
228	Gold	Ohura Precious Metal Industry Co., Ltd.	CFSP
229	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	LBMA, CFSP
230	Gold	OJSC Kolyma Refinery	Unknown
231	Gold	OJSC Novosibirsk Refinery	LBMA, CFSP
232	Gold	PAMP SA	LBMA, RJC, CFSP
233	Gold	Penglai Penggang Gold Industry Co Ltd	Unknown
234	Gold	Prioksky Plant of Non-Ferrous Metals	LBMA, CFSP
235	Gold	PT Aneka Tambang (Persero) Tbk	LBMA, CFSP
236	Gold	PX Prcinox SA	LBMA, RJC, CFSP
237	Gold	Rand Refinery (Pty) Ltd.	LBMA, CFSP
238	Gold	Republic Metals Corporation	LBMA, RJC, CFSP
239	Gold	Royal Canadian Mint	LBMA, CFSP
240	Gold	Sabin Metal Corp.	Unknown
241	Gold	Samduck Precious Metals	CFSP - Active
242	Gold	SAMWON METALS Corp.	Unknown

	Metal	Smelter/Refiner	Certification Status
243	Gold	Schone Edelmetaal B.V.	LBMA, CFSP
244	Gold	SEMPSA Joyería Platería SA	LBMA, CFSP
245	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Unknown
246	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	LBMA, CFSP
247	Gold	Sichuan Tianze Precious Metals Co., Ltd.	LBMA, CFSP
248	Gold	Singway Technology Co., Ltd.	CFSP
249	Gold	So Accurate Group, Inc.	Unknown
250	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	LBMA, CFSP
251	Gold	Solar Applied Materials Technology Corp.	LBMA, CFSP
252	Gold	Sumitomo Metal Mining Co., Ltd.	LBMA, CFSP
253	Gold	T.C.A S.p.A	LBMA, CFSP
254	Gold	Tanaka Kikinzoku Kogyo K.K.	LBMA, CFSP
255	Gold	The Great Wall Gold and Silver Refinery of China	LBMA
256	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	LBMA, CFSP
257	Gold	Tokuriki Honten Co., Ltd.	LBMA, CFSP
258	Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	Unknown
259	Gold	Torecom	CFSP - Active
260	Gold	Umicore Brasil Ltda.	LBMA, CFSP
261	Gold	Umicore Precious Metals Thailand	RJC, CFSP
262	Gold	Umicore SA Business Unit Precious Metals Refining	LBMA, CFSP
263	Gold	Valcambi SA	LBMA, RJC, CFSP
264	Gold	Western Australian Mint trading as The Perth Mint	LBMA, CFSP
265	Gold	Yamamoto Precious Metal Co., Ltd.	CFSP
266	Gold	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.	Unknown
267	Gold	Yokohama Metal Co., Ltd.	CFSP
268	Gold	Yunnan Copper Industry Co Ltd	Unknown
269	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA, CFSP
270	Gold	Zijin Mining Group Co., Ltd. Gold Refinery	LBMA, CFSP

Certification Status:

1.              Conflict-Free Sourcing Initiative’s (CFSI) Conflict-Free Smelter Program (CFSP)

•                  CFSP: The smelter is currently certified.

•                  CFSP-Active: The smelter is actively moving through the certification process.

•                  TICMC-Active: The Tungsten smelter is actively moving through the certification process.

•                  TICMC -Progressing: Tungsten smelters that have committed to obtain a CFSP certification within 2 years of membership with the Tungsten Industry-Conflict Minerals Committee (TI-CMC).

2.              Responsible Gold Certificate: London Bullion Market Association (LBMA)

•                  LBMA: The smelter has obtained a Responsible Gold Certification.

3.              Chain of Custody Certificate: Responsible Jewelry Council (RJC)

•                  RJC: The smelter has obtained a Chain-of-Custody Certification.

Countries of origin for these SORs are believed to include:

Argentina

Armenia

Australia

Austria

Belarus

Belgium

Bolivia

Brazil

Burundi

Canada

Chile

China

DRC- Congo (Kinshasa)

Estonia

Ethiopia

France

Germany

Ghana

Guinea

Guyana

Hong Kong

India

Indonesia

Italy

Japan

Jersey

Kazakhstan

Kyrgyzstan

Laos

Malaysia

Mali

Mexico

Mongolia

Morocco

Mozambique

Myanmar

Namibia

Netherlands

Niger

Nigeria

Papua New Guinea

Peru

Philippines

Poland

Portugal

Russia

Rwanda

Saudi Arabia

Sierra Leone

Singapore

South Africa

South Korea

Spain

Suriname

Sweden

Switzerland

Taiwan

Tajikistan

Tanzania

Thailand

Turkey

United Arab Emirates

United Kingdom

United States

Uzbekistan

Vietnam

Zambia

Zimbabwe

5.                                            Due Diligence Process

Helen of Troy’s due diligence process was designed to conform to the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements(1). It is important to note that the OECD Guidance was written for both upstream(2) and downstream(3)  companies in the supply chain. As Helen of Troy is a downstream company in the supply chain, due diligence practices were tailored accordingly.

•                  Step 1- Establish strong company management systems

Helen of Troy’s conflict minerals policy is publicly available at www.hotus.com. The Company utilizes an internal team comprised of representatives from the finance, legal and supply chain departments to communicate and manage compliance initiatives.  Team members work with the suppliers on a continual basis to maintain an open dialog and transparency in the procurement process. Findings are reported to senior management, as well as to the internal audit department.  The Company’s internal team efforts are supplemented with a third party service provider’s extensive knowledge and experience, as well as training seminars on conflict minerals.

•                  Step 2- Identify and assess risk in the supply chain

The Company continues to refine its list of product categories and suppliers that may fall within the scope of the Dodd-Frank Wall Street Reform and Consumer Protection Act.  Expectations with regard to supplier performance, transparency and sourcing are clearly communicated through supplier training.  Quality assessments with suppliers are being expanded to encompass compliance initiatives.  Suppliers are being encouraged to implement conflict mineral policies with their vendors.

•                  Step 3- Design and implement a strategy to respond to identified risks

Helen of Troy continues to make improvements on risk management.  As RCOI are conducted and additional information becomes available regarding components and materials being used in the Company’s products, potential risks can be tracked and mitigated.  The online platform maintained by SI

(1) OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.

(2) Upstream companies refer to those between the mine and SORs. As such, the companies typically include miners, local traders, or exporters from the country of mineral origin, international concentrate traders and SORs.

(3)  Downstream companies refer to those entities between the SORs and the retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers and retailers.

allows Helen of Troy to access and analyze supplier responses as well as SOR information.  Any suppliers found to be sourcing from SORs that support conflict in the DRC region will be required to explore alternative sources.

•                  Step 4- Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

As part of Helen of Troy’s due diligence, and in conjunction with SI, the Company relies upon the following internationally accepted audit standards to determine which SORs are considered DRC Conflict Free:  CFSI, LBMA and RJC.  If the SOR is not certified by these internationally-recognized schemes, attempts are made to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes to track the chain-of-custody on the source of the SOR’s mineral ores.  Relevant information to review includes: whether the SOR has a documented, effective and communicated conflict free policy, an accounting system to support a mass balance of materials processed, and traceability documentation.  Internet research is also performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices.

•                  Step 5- Report on supply chain due diligence

Helen of Troy reports annually on supply chain due diligence through the Form SD and this CMR filed with the Securities and Exchange Commission.  The Form SD is publicly available at www.hotus.com.

6.                                      Steps to Improve Due Diligence

Helen of Troy will endeavor to continuously improve upon its supply chain due diligence efforts via the following measures:

•                  Continue to assess the presence of 3TG in its supply chain

•                  Clearly communicate expectations with regard to supplier performance, transparency and sourcing

•                  Increase the response rate for the RCOI process

•                  Continue to compare RCOI results to information collected via independent conflict free smelter validation programs

7.                                      Product Determination

Based on its RCOI process, Helen of Troy is unable to determine whether or not various components/materials, which contribute to products sold by its business segments, are DRC conflict free.

8.                                      Independent Private Sector Audit

Based on Helen of Troy’s declaration, a private sector audit is not required.